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MARINA BIOTECH

AUTOTELIC INC

Celecoxib FDCs for the Treatment of Arthritis

Vuong Trieu[2], Sanjive Qazi[1], Lynne Murphy[2], Anshuma Mehta[2], Wen Wang[2], Mihir Munsif[2], Zachary Yim[2]

[1] Autotelic Inc., Costa Mesa, CA, USA

[2] Marina Biotech, Agoura Hills, CA, USA

Contact email: vtrieu@autotelicinc.com

The 7th International Conference on Fixed Combination in the Treatment of Hypertension, Dyslipidemia and Diabetes Mellitus. Cannes, France on March 2-5, 2017.

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Disclosures

The Authors are Employees/Shareholders/Board Member of Marina Biotech

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Background

Celecoxib is a highly effective anti-inflammatory drug. However, its use is associated with adverse events including edema and hypertension (HTN). Here we examined the impact of celecoxib intake on HTN and edema. The concomitant intake of celecoxib and one of the antihypertensives (AH) was also evaluated as means to suppress the side effects of celecoxib.

This is a retrospective study that uses two patient level data (PLD) sources: (1) anonymous patient-level claims data from Symphony from Jan 2012 to Dec 2014 (3 years), and (2) Pinnacle registry data from American College of Cardiology (ACC) over the same time period with detailed clinical information such as blood pressure (BP) readings, peripheral edema flags, etc.

Figure 1a



Celebrex and only CCB
111,253
Celebrex and only Beta Blocker
239,445
Celebrex and only ARB
188,764
Celebrex and only ACE
311,259
Celebrex and only AH outside of Thiazide Diuretic
1,451,740
Celebrex and only non-Thiazide Diuretic
88,434
Celebrex and Only HCTZ
261,170
Celebrex and any AH
2,616,407
Celebrex Alone
1,729,078
-
500,000
1,000,000
1,500,000
2,000,000
2,500,000
3,000,000

Figure 1a. Patients using celecoxib under different modalities.

Figure 1b



No OA, No RA
70,228,880
Both OA and RA
864,573
RA alone
1,382,481
OA alone
15,396,365
-
20,000,000
40,000,000
60,000,000
80,000,000

Figure 1b. Arthritis population.

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Patient level data analysis results



Impact of Celebrex on Change in BP Readings
Change in BP Readings
20.0
15.0
10.0
5.0
0.0
-5.0
-10.0
-15.0
-20.0
0-15
15-60
60-105
105-150
150-195
195-240
240-285
Amount of Celebrex (g)
Alone
w/HCTZ
w/Thia
non-Thia
w/ACE
w/ARB
w/Beta
w/CCB

Figure 2

Figure 2. Changes in Blood Pressure comparing Celebrex alone with Celebrex plus an Anti-Hypertensive. Celebrex alone did not exhibit increases in blood pressure and no definitive trends were observed in combination with AH. No beneficial effects of AH were observed.

%Edema		Daily Dose			
		< 100 mg	100- 250 mg	250-400 mg	>400 mg
Days of Therapy	< 60	24.0%	20.5%	21.7%	24.2%
	60 - 120	23.7%	25.5%	23.5%	24.7%
	120-180	27.8%	28.1%	26.3%	29.2%
	180-240	30.1%	27.7%	29.6%	24.8%
	>240	37.5%	35.2%	35.1%	33.7%

Table 1. Impact of daily dose and days of treatment (DOT) of Celebrex + Any Drug on onset of edema for all Ages. Increasing % of edema was observed for increasing doses and days of treatment for Celebrex plus any other drug combination.

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Patient level data analysis results

Figure 3



+Any
Celebrex
IT-102
% Edema
40
30
20
10
0
0
80
160
240
320
Days on Celebrex
+Any
Celebrex
IT-103
% Edema
40
30
20
10
0
0
80
160
240
320
Days on Celebrex

Figure 3. Combination of Celebrex with ACE inhibitors (IT-102) or ARB (IT-103) effectively reduced the incidence of edema with Celebrex treatment.

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Dissolution profile of IT-102



Celecoxib release (%)
Time (min)
Celebrex 200 mg-C140232 (pH 12.0 + 1% SLS)
1st pilot-CLX (pH 12.0 + 1% SLS)
2nd pilot-CLX (pH 12.0 + 1% SLS)
(d)
Lisinopril release (%)
Time (min)
Zestril 20 mg-CN0106A (pH 6.8)
pilot-LSN (pH 6.8)

Figure 4. Celecoxib and lisinopril dissolution profiles of the reference listed drug and pilot product (200 celecoxib/20 mg lisinopril FDC bilayer tablet).

Conclusion

- We previously reported that dose increment of celecoxib to more than 200mg/day did not improve treatment efficacy, but significantly increased the edema rate but not BP in OA patients. Here we confirmed our meta-analysis using PLD data.
- Celecoxib with ARB exhibited the lowest incidence of edema and with non-thiazide diuretics the highest incidence (Odds ratio = 3.34 (95% CI = 2.85-3.94), p<0.0001). ARB with celecoxib displayed a significant reduction in edema incidence compared to celecoxib alone (Odds ratio = 0.626 (95% CI = 0.539-0.724), p<0.0001).
- IT-102 has the same dissolution profiles as reference listed drugs and will be tested in elderly who are more prone to edema due to impaired clearance of celecoxib.